Exhibit 24.2

RESOLUTION OF THE BOARD OF DIRECTORS OF

EDISON INTERNATIONAL

Adopted: December 10, 2015

RE: FORMS 10-K, 10-Q, AND 8-K

WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission ("Commission"), and it is desirable to effect such filings over the signatures of attorneys-in-fact;
NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2016, Current Reports on Form 8-K from time to time during 2016 through December 31, 2016, or in the event this Board of Directors does not hold a regular meeting in December 2016, through the last day of the month in which this Board holds the next succeeding regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.
BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Adam S. Umanoff, W. James Scilacci, Mark C. Clarke, Barbara E.

Exhibit 24.2

Mathews, Robert C. Boada, William M. Petmecky, III, George T. Tabata, Paige W. R. White, Kathleen Brennan de Jesus, Michael A. Henry, and Darla F. Forte, and each of them, to act severally as attorney‑in‑fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above‑described reports and any amendments and supplements thereto.

ADOPTED:

/s/ Barbara E. Mathews
Corporate Secretary

Exhibit 24.2

RESOLUTION OF THE BOARD OF DIRECTORS OF

SOUTHERN CALIFORNIA EDISON COMPANY

Adopted: December 10, 2015

RE: FORMS 10-K, 10-Q, AND 8-K

WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission ("Commission"), and it is desirable to effect such filings over the signatures of attorneys-in-fact;
NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2016, Current Reports on Form 8-K from time to time during 2016 through December 31, 2016, or in the event this Board of Directors does not hold a regular meeting in December 2016, through the last day of the month in which this Board holds the next succeeding regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.
BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Russell C. Swartz, Maria Rigatti, Barbara E. Mathews, William M.

Exhibit 24.2

Petmecky, III, Connie J. Erickson, George T. Tabata, Alexandro Herrera, Paige W. R. White, Kathleen Brennan de Jesus, Michael A. Henry, and Darla F. Forte, and each of them, to act severally as attorney‑in‑fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

ADOPTED:

/s/ Barbara E. Mathews
Corporate Secretary